SU Group Holdings Limited

IMCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE HK$0.1
CLASS A ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.:

IS THE OWNER OF


SU GROUP HOLDINGS LIMITED
Corporate
Seal
CAYMAN ISLANDS

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES VALUE OF HK$0.1 EACH OF

SU GROUP HOLDINGS LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

CHAN MING DAVE
Director

KONG WING FAI
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112